Exhibit 10O

EXECUTION COPY

SECOND AMENDMENT dated as of August 21, 2003 (this “Second Amendment”) to the Five-Year Credit Agreement dated as of November 20, 2001 (as amended through the date hereof, the “Credit Agreement”) among CARPENTER TECHNOLOGY CORPORATION, a Delaware corporation (“Carpenter”), CARPENTER TECHNOLOGY (UK) LIMITED, a company organized and existing under the laws of England and Wales (“Carpenter UK”), CERTECH INTERNATIONAL LIMITED, a company organized and existing under the laws of England and Wales (“Certech”), CARPENTER POWDER PRODUCTS AB, a company organized and existing under the laws of Sweden (“Carpenter Powder”), and CARPENTER TECHNOLOGY (EUROPE) S.A., a company organized and existing under the laws of Belgium (“Carpenter Belgium”), the banks and other financial institutions from time to time party hereto, and WACHOVIA BANK, NATIONAL ASSOCIATION (successor to First Union National Bank), as Administrative Agent, Issuing Lender and Swingline Lender.

The Borrowers and the Guarantor have requested the Lenders, the Swingline Lender and the Issuing Lender to make certain changes to the Credit Agreement.  The parties hereto have agreed, subject to the terms and conditions hereof, to amend the Credit Agreement as provided herein.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (the Credit Agreement, as amended by, and together with, this Second Amendment, and as hereinafter amended, modified, extended or restated from time to time, being called the “Amended Agreement”).

Accordingly, the parties hereby agree as follows:

SECTION 1.                                Amendment to Article II of the Credit Agreement.  Article II of the Credit Agreement is amended by adding the following section thereto:

“2.17                Increase in Commitments.

(a)                                  Provided there exists no Default, upon not less than 15 Business Days prior written notice to the Administrative Agent, or, solely with respect to the initial increase in Commitments requested by Carpenter in accordance with this Section (the “Initial Increase”), such prior written notice as is acceptable to the Administrative Agent, Carpenter may, from time to time, request an increase in the Commitments in minimum increments of not less than $10,000,000 and not in excess of $75,000,000 in the aggregate.  At the time of sending such notice, Carpenter (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days, or, solely with respect to the Initial Increase, such number of days as is acceptable to the Administrative Agent, from the date of delivery of such notice to the Lenders).  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its pro rata share of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  The Administrative Agent shall notify Carpenter and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, Carpenter may also invite additional Eligible Assignees, such Eligible Assignees to be acceptable to the Administrative Agent, to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(b)                                 If the Commitments are increased in accordance with this Section, the Administrative Agent and Carpenter shall determine the effective date (the “Increase Effective Date”), and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Increase Effective Date.  As a condition precedent to such increase, the Borrower shall deliver to the Administrative Agent a certificate of the Guarantor and each Borrower dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such increase, and (ii) in the case of the Borrowers, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.17, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.  The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised pro rata shares arising from any nonratable increase in the Commitments under this Section.

(c)                                  This Section shall supersede any provisions in Sections 2.14 or 11.01 to the contrary.”

SECTION 2.                                Amendment to Article V of the Credit Agreement.  Article V of the Credit Agreement is hereby amended by adding the following section thereto:

“5.17                Tax Shelter Regulations.  The Borrowers do not intend to treat the Loans and/or Letters of Credit as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4).  In the event the Borrowers determine to take any action inconsistent with such intention, they will promptly notify the Administrative Agent thereof.  If any Borrower so notifies the Administrative Agent, the Borrower acknowledges that one or more of the Lenders may treat its Committed Loans, Competitive Bid Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.”

SECTION 3.                                Amendment to Section 6.01 of the Credit Agreement.  Section 6.01 of the Credit Agreement is hereby amended by adding the following clause thereto and re-designating current clause (g) as clause (h):

“(g) Tax Information.  Promptly after any Borrower has notified the Administrative Agent of any intention by such Borrower to treat the Loans and/or Letters

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of Credit as being a “reportable transaction”  (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.”

SECTION 4.                                Amendment to Section 11.07.  Section 11.07 of the Credit Agreement is hereby amended by adding the following as the ultimate sentence thereof:

“Notwithstanding anything herein to the contrary, “Information” shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.”

SECTION 5.                                Representations and Warranties.  The Borrower hereby represents and warrants to each Lender and the Administrative Agent, as follows:

(a)                                  The representations and warranties set forth in Article V of the Amended Agreement, and in each other Loan Document, are true and correct in all material respects on and as if made on the date hereof and on and as if made on the Second Amendment Effective Date (as hereinafter defined), except to the extent they expressly relate to an earlier date.

(b)                                 No Default or Event of Default has occurred and is continuing.

(c)                                  The execution, delivery and performance by the Borrowers and the Guarantor of this Second Amendment have been duly authorized by the Borrowers and the Guarantor.

(d)                                 This Second Amendment constitutes the legal, valid and binding obligation of the Borrowers and the Guarantor, enforceable against them in accordance with its terms, except to the extent limited by (a) bankruptcy, insolvency, fraudulent conveyance or reorganization laws or by other laws relating to or affecting the enforceability of creditors’ rights generally and by general equitable principles which may limit the right to obtain equitable remedies regardless of whether enforcement is considered in a proceeding of law or equity or (b) any applicable public policy on enforceability of provisions relating to contribution and indemnification.

(e)                                  The execution, delivery and performance by the Borrowers and the Guarantor of this Second Amendment does not (i) violate any provision of law or regulation, or any decree, order, writ or judgment applicable to the Borrowers or the Guarantor or any of their respective properties, (ii) violate any provision of the Borrowers’ or the Guarantor’s Organization Documents, or (iii) result in the breach of or constitute a default under any indenture or other agreement or instrument to which any Borrower or the Guarantor is a party.

SECTION 6.                                Effectiveness.  This Second Amendment shall become effective only upon (i) receipt by the Administrative Agent of duly executed counterparts of this Second Amendment which, when taken together, bear the signatures of the Borrowers, the Guarantor, the Required Lenders and the Administrative Agent and (ii) payment of all fees and expenses required

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pursuant to Section 8 of this Second Amendment (the first date upon which each such condition has been satisfied being herein called the “Second Amendment Effective Date”).

SECTION 7.                                APPLICABLE LAW.  THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NORTH CAROLINA.

SECTION 8.                                Fees and Expenses.  Carpenter shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution, delivery and enforcement of this Second Amendment, including, but not limited to, the reasonable fees and disbursements of Mayer, Brown, Rowe & Maw, counsel to the Administrative Agent.

SECTION 9.                                Counterparts.  This Second Amendment may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed counterpart of a signature page to this Second Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Second Amendment.

SECTION 10.                          Loan Documents.  Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Amended Agreement or any other Loan Document, nor shall they constitute a waiver of any Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Amended Agreement or any other Loan Document.  Each of the amendments provided herein shall apply and be effective only with respect to the provisions of the Amended Agreement specifically referred to by such amendments.  Except as expressly amended herein, the Amended Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof.  As used in the Amended Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Amended Agreement.

SECTION 11.                          Reaffirmation of Guaranty.  By its signature below, the Guarantor hereby acknowledges and consents to this Second Amendment and the Credit Agreement as amended hereby, and the terms and provisions hereof.  The Guarantor hereby reaffirms the covenants and agreements contained in Article X of the Credit Agreement, including as such covenants and agreements may be modified by this Second Amendment and the transactions contemplated hereby.  The Guarantor hereby confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the effectiveness of this Second Amendment, all references in such Loan Documents to the “Credit Agreement”, “Article X”, “Guaranteed Obligations”, “Loan Documents”, “thereunder”, “thereof”, or words of like import shall mean the Credit Agreement, Article X, the Guaranteed Obligations and the Loan Documents, as the case may be, as in effect and as modified by this Second Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by duly authorized officers, all as of the date first above written.

CARPENTER TECHNOLOGY CORPORATION, as a Borrower and as Guarantor

By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Vice President and Treasurer

CARPENTER TECHNOLOGY (UK) LIMITED, as a Borrower

By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Attorney-in-Fact

CERTECH INTERNATIONAL LIMITED, as a Borrower

By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Attorney-in-Fact

CARPENTER TECHNOLOGY (EUROPE) S.A., as a Borrower

By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Attorney-in-Fact

CARPENTER POWDER PRODUCTS AB, as a Borrower

By:	/s/ Jaime Vasquez
Name: Jaime Vasquez
Title: Attorney-in-Fact

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Jorge A. Gonzalez
Name: Jorge A. Gonzalez
Title: Managing Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Jorge A. Gonzalez
Name: Jorge A. Gonzalez
Title: Managing Director

JPMORGAN CHASE BANK, as Lender

By:	/s/ Peter S. Predun
Name: Peter S. Predun
Title: Vice President

MELLON BANK, N.A., as Lender

By:	/s/ William M. Feathers
Name: William M. Feathers
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ David B. Gookin
Name: David B. Gookin
Title: Managing Director

CREDIT SUISSE FIRST BOSTON, as Lender

By:	/s/ SoVonna Day-Goins
Name: SoVonna Day-Goins
Title: Vice President

By:	/s/ Doreen Welch
Name: Doreen Welch
Title: Associate

ALLFIRST BANK, as Lender

By:	/s/ Jennifer L. Uricheck
Name: Jennifer L. Uricheck
Title: Assistant Vice President